Exhibit 99.1

Ufin Holdings Limited 优飞集团有限公司 INVESTOR PRESENTATION November 2020

Disclaimer This presentation has been prepared by Ufin Holdings Limited (“ Ufin ”) and East Stone Acquisition Corporation (“East Stone”) to assist interested parties in making their own evaluation with respect to the proposed business combination between Ufin and East Stone and for no other purpose . The data contained herein is derived from various internal and external sources . Please refer to the business combination agreement between Ufin and East Stone, following its execution, and the filings by East Stone with the United States Securities and Exchange Commission (“SEC”) for the full terms of the transaction . While the information contained in this presentation has been prepared in good faith, neither Ufin or East Stone, nor any of their respective shareholders, directors, officers, agents, employees, affiliates, representatives or advisors, makes any representations or warranties (express or implied) as to, or in relation to, the fairness, accuracy, reliability or completeness of the information in this presentation, and liability therefor is expressly disclaimed . Accordingly, neither Ufin or East Stone, nor any of their respective shareholders, directors, officers, agents, employees, affiliates, representatives or advisors, takes any responsibility for, or will accept any liability, whether direct or indirect, express or implied, contractual, tortious, statutory or otherwise, with respect to the accuracy or completeness of the information in this presentation or for any of the opinions, estimates, projections, forecasts, targets, or prospects contained in this presentation or for any errors, omissions or misstatements or for any loss, howsoever arising from this presentation . The information, opinions, estimates, projections, forecasts, targets, or prospects contained in this presentation are provided as at the date of this presentation and are subject to change without notice . This presentation contains financial information prepared in accordance with U . S . generally accepting accounting principles (“GAAP”) that have been extracted without material adjustment from audited GAAP financial statements and/or extracted or derived from unaudited accounting records that have been used to prepare GAAP financial statements . This presentation also contains certain non - GAAP financial measures which have not been and will not be audited . These non - GAAP financial measures are not recognized measures of financial performance or liquidity under GAAP, but are measures used by Ufin’s management to monitor the underlying performance of Ufin’s business and operations . These non - GAAP measures may not be indicative of Ufin’s historical operating results nor are such measures meant to be predicative of future results . These measures and ratios may not be comparable to those used by other companies under the same or similar names . As such, undue reliance should not be placed on these non - GAAP financial measures . Certain financial information contained herein is unaudited and is based on internal records and/or estimates . This presentation contains certain forward - looking information which may not be included in future public filings or investor guidance . The inclusion of financial information or metrics in this presentation should not be construed as a commitment by Ufin or East Stone to provide guidance on such information in the future . The balance sheet and income statement data contained herein is currently subject to audit in accordance with the rules of the Public Company Accounting Oversight Board (“PCAOB”) and may be updated or modified in the final audited financial statements included in the proxy statement with respect to the meeting of East Stone shareholders related to East Stone’s business combination with Ufin and the related registration statement on Form F - 4 . The information contained in this presentation is the property of Ufin and East Stone . This presentation may not be copied, published, reproduced or distributed in whole or in part at any time without the prior written consent of Ufin and East Stone . The trademarks and trademark symbols used herein are the properties of their respective owners . This presentation does not constitute investment, legal, accounting, regulatory, taxation or other advice, and neither this presentation nor the information in this presentation takes into account the recipient’s investment objectives, or the recipient’s legal, accounting, regulatory, taxation or financial situation or particular needs . In particular, any estimates, projections, forecasts, targets, prospects or opinions contained in this presentation necessarily involve significant elements of subjective judgment, analysis and assumption are based upon the reasonable judgment of Ufin and East Stone, subject to change without notice, and each recipient should satisfy itself in relation to such matters . This presentation, the information contained in this presentation or any related oral presentation is for informational purposes only and does not constitute, or form part of, any offer, invitation to sell or issue, or any solicitation of any offer to subscribe for, purchase or otherwise acquire any securities in Ufin or East Stone or their respective affiliates, nor shall this presentation, or the fact of its communication, form the basis of, or be relied upon in connection with, or act as any inducement to enter into any contract or commitment whatsoever with respect to such securities . This presentation and the information in this presentation are not directed to, or intended for distribution to or use by, any person or entity that is a citizen or resident located in any locality, state, country or other jurisdiction where such distribution, publication, availability or use would be contrary to law or regulation or which would require registration of licensing within such jurisdiction . This presentation contains financial forecasts with respect to Ufin’s estimated future performance . These forecasts have been prepared solely by Ufin and have not been diligenced by East Stone . Neither East Stone’s independent auditors nor the independent auditors of Ufin audited, reviewed, compiled or performed any procedures with respect to the projections for the purpose of their inclusion in this Investor Presentation and, accordingly, neither of them expressed an opinion or provided any other form of assurance with respect thereto for the purpose of this presentation . None of these forecasts were prepared with a view toward compliance with the published guidelines of the SEC, PCAOB, GAAP or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of financial forecasts . These projections should not be relied upon as being necessarily indicative of future results . In this presentation certain of the above - mentioned projected financial information has been included (in each case, with an indication that the information is an estimate and is subject to the qualifications presented herein) for purposes of providing comparisons with historical data . The assumptions and estimates underlying the prospective financial information are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the prospective financial information . Accordingly, there can be no assurance that the prospective results are indicative of the future performance of Ufin or East Stone or that actual results will not differ materially from those presented in the prospective financial information . Inclusion of the prospective financial information in this Investor Presentation should not be regarded as a representation by any person that the results contained in the prospective financial information will be achieved . The financial forecasts reflect assumptions that are subject to change, and there can be no assurance that East Stone’s or Ufin’s financial condition or results of operations will be consistent with those set forth in such analyses and forecasts . 2 PAGE

Disclaimer (Cont’d) This presentation contains “forward - looking statements” within the meaning of applicable securities laws, including statements with respect to risks and uncertainties concerning the business combination, Ufin’s expected financial performance, its strategic and operational plans, as well as other information and statements that are not historical fact . These forward - looking statements regarding future events and the future results of Ufin and East Stone are based on current expectations, estimates, forecasts, and projections about the industry in which Ufin operates, as well as the beliefs and assumptions of Ufin’s management . These forward - looking statements are only predictions and are subject to known and unknown risks, uncertainties, assumptions and other factors beyond Ufin’s or East Stone’s control that are difficult to predict because they relate to events and depend on circumstances that will occur in the future . They are neither statements of historical fact nor promises or guarantees of future performance . Therefore, Ufin’s actual results may differ materially and adversely from those expressed or implied in any forward - looking statements and Ufin therefore cautions against relying on any of these forward - looking statements . Factors that might cause or contribute to such differences include, but are not limited to : economic conditions globally ; the impact of competition ; political and economic developments in the countries in which Ufin operates ; regulatory developments in China and internationally ; the COVID - 19 pandemic ; the occurrence of any event, change or other circumstances that could give rise to the termination of the business combination agreement between Ufin and East Stone ; the inability for any reason to close the transactions contemplated by the business combination agreement, including failure to obtain approval of the shareholders of East Stone and failure to obtain consents and approvals of Ufin’s shareholders and investors ; delays in obtaining, adverse conditions contained in, or the inability to obtain necessary regulatory approvals required to complete the transactions contemplated by the business combination agreement ; the inability to recognize the anticipated benefits of the proposed business combination between East Stone and Ufin , which may be affected by, among other things, the amount of cash available following any redemptions by East Stone’s shareholders ; costs related to the business combination ; the ability to meet Nasdaq’s listing standards following the consummation of the proposed business combination, including having the requisite number of shareholders ; costs related to the proposed business combination ; Ufin’s ability to manage growth ; Ufin’s ability to execute its business plans and the timing and costs of these plans ; the risk that the business combination disrupts Ufin’s current plans and operations as a result of the announcement and consummation of the transactions described herein ; Ufin’s estimates of the size of the markets it serves ; the rate and degree of market acceptance of Ufin’s products ; rising costs or pricing pressures adversely affecting Ufin’s profitability, including sales and marketing expenses ; expectations regarding capacity constraints ; the outcome of any legal proceedings that may be instituted against the East Stone, Ufin or others following announcement of the business combination agreement and the transactions contemplated therein ; the validity or enforceability of Ufin’s intellectual property and Ufin’s compliance with the intellectual property rights of third parties ; and other risks and uncertainties indicated from time to time in the definitive proxy statement to be delivered to East Stone’s shareholders and related registration statement on Form F - 4 , including those set forth under “Risk Factors” therein, and other documents filed or to be filed with the SEC by East Stone . Any forward - looking statements made by or on behalf of Ufin or East Stone speak only as of the date they are made . Neither Ufin nor East Stone undertakes any obligation to update any forward - looking statements to reflect any changes in their respective expectations with regard thereto or any changes in events, conditions or circumstances on which any such statement is based . Accordingly, attendees and recipients should not place undue reliance on forward - looking statements due to their inherent uncertainty . In this presentation, Ufin relies on and refers to information and statistics regarding industry data . Ufin obtained this information and statistics from third - party sources, including reports by financial data firms and other firms . Ufin has supplemented this information where necessary with information from discussions with its own internal estimates, taking into account publicly available information about other industry participants and Ufin’s management’s best view as to information that is not publicly available . Such information has not been subject to any independent audit or review . To the extent available, the industry, market and competitive position data contained herein has come from official or third - party sources . Third - party industry publications, studies and surveys generally state that the data contained therein has been obtained from sources believed to be reliable, but that there is no guarantee of the accuracy or completeness of such data . While Ufin reasonably believes that each of these publications, studies and surveys has been prepared by a reputable party, neither Ufin nor East Stone nor any of their respective directors, officers, employees, agents, affiliates, advisors or agents, have independently verified the data contained therein . In addition, certain industry, market and competitive position data contained herein come from Ufin’s internal research and estimates based on the knowledge and experience of Ufin’s management in the markets in which Ufin operates . While Ufin reasonably believes that such research and estimates are reasonable, they, and their underlying methodology and assumptions, have not been verified by any independent source for accuracy or completeness and are subject to change . Accordingly, reliance should not be placed on any of the industry, market or competitive position data contained in such information and no representation or warranty (express or implied) is given that such data is correct or complete . In connection with the proposed business combination between East Stone and Ufin and related transactions, East Stone has filed a preliminary proxy statement and Ufin has filed a registration statement on Form F - 4 with respect to the proposed business combination and related matters with the SEC, and East Stone will mail a definitive proxy statement and other relevant documents to its shareholders . Investors and security holders of East Stone are advised to read, when available, the preliminary proxy statement and registration statement, and amendments thereto, and, when available, the definitive proxy statement in connection with East Stone’s solicitation of proxies for its shareholders’ meeting to be held to approve the proposed business combination and related matters and the related registration statement because the proxy statements and registration statement will contain important information about the proposed business combination and related transactions and the parties to such arrangements . The definitive proxy statement will be mailed to shareholders of East Stone as of a record date to be established for voting on the proposed business combination and related matters . Shareholders will also be able to obtain copies of the proxy statement, without charge, once available, at the SEC’s website at www . sec . gov or by directing a request to : East Stone Acquisition Corporation, Attn : Chunyi (Charlie) Hao, Chief Financial Officer, at 25 Mall Road, Suite 330 , Burlington, MA 01803 . East Stone, Ufin , and their respective directors, executive officers and other members of their management and employees, may, under SEC rules, be deemed to be participants in the solicitation of proxies of East Stone’s shareholders in connection with the proposed business combination and related transactions . Information concerning the interests of East Stone’s and Ufin’s participants in the solicitation, which may, in some cases, be different than those of East Stone’s and Ufin’s equity holders generally, will be available in the proxy statement relating to the proposed business combination and related matters to be filed by East Stone with the SEC . By reading this presentation, you agree to be bound by the limitations set out herein . Any failure to comply with these restrictions may constitute a violation of applicable laws . 3 PAGE

1. Transaction Summary

Transaction Summary Overview • East Stone Acquisition Corporation (NASDAQ: ESSC; “ESSC” or “East Stone”) is a special purpose acquisition company with $138 mil lion of cash in trust from its IPO • East Stone has enter ed into a business combination agreement with Ufin Holdings Limited (“ Ufin ” or the “Company”) (“Transaction”) • The Transaction is expected to complete by 4Q 2020 or early 2021 Valuation • The Transaction implies a pro forma enterprise value of $300 million, excluding an earn - out of $150 million contingent upon FY 2022 (1) revenue reaching $250 million: – EV / FY 2021 (1) revenue ($33mm): 9.1x – EV post - earn - out / FY 2022 (1) revenue ($250mm): 1.8x Transaction Structure • Newly - formed Ufin Tek Limited will issue ordinary shares to purchase 100% of Ufin and all issued ordinary shares of ESSC • Upon closing , the shareholders of ESSC and Ufin will become shareholders of Ufin Tek Limited, with ESSC and Ufin being subsidiaries of Ufin Tek Limited, the publicly - listed company on Nasdaq. Transaction Funding • The Transaction will be funded with a combination of East Stone cash in trust, newly - issued shares of Ufin Tek Limited, and proceeds from a potential PIPE • The Transaction is expected to total $189 million in cash before expenses (assuming a $50 million PIPE and no redemptions) Post - transaction Ownership (2) • Existing Ufin shareholders will own approximately 66.5% of the pro forma equity of Ufin Tek Limited • East Stone shareholders will own approximately 26.1% of the pro forma equity of Ufin Tek Limited • PIPE investors will own approximately 7.4% of the pro forma equity of Ufin Tek Limited Notes (1) Ufin’s fiscal year ends June 30. (2) Assumes no redemption of East Stone ordinary shares in connection with the transaction, PIPE investment of $50 million and Ufin to receive $150 million in earn - out, prior to net debt and working capital adjustments, if any. Numbers may vary depending on the level of East Stone redemptions and the actual amount of PIPE investme nt, if any. There are no assurances that any PIPE investment will be made on terms acceptable to East Stone or Ufin , if at all. 5 PAGE

Intelligent Efficient Comprehensive Ufin Core Principles East Stone is excited to present Ufin : a digital marketing and sales platform powered by SaaS , big data and artificial intelligence (AI). 6 PAGE

2. Company Overview

Ufin: a Technology Platform providing Comprehensive Solutions to Sales Forces What We Do Ufin matches sellable products with targeted consumers, originates sales tasks and intelligently assigns those tasks to the most suitable salesperson (“User”) to increase sales conversion rates and sales effectiveness Growth Initiatives Ufin is focused on short - term growth initiatives including establishing a dominant market position in its current verticals followed by expansion into verticals including e - commerce, healthcare, wealth management and mutual funds Sector Focus Ufin currently serves the Chinese market and operates in multiple verticals, including consumer finance, auto insurance, and life insurance. Who We Are Founded in 2014, Ufin is a technology company based in Beijing and Nanjing, China that operates a SaaS powered digital sales and loan facilitation platform/APP Our System Ufin provides a Unified Communication and Collaboration (“UCC”) platform that leverages AI technology and robust data sets to enhance Users’ performance efficiency Our Partners Ufin has strong relationships with prominent financial institutions and educational organizations in China that will contribute to the continued adoption and growth of its platform . Ufin restructures internal entities to combine both insurance agency and SaaS powered businesses Ufin divests of its insurance agency operation and transforms into a technology company operating SaaS - powered loan facilitation business and digital sales platform/APP Ufin is founded to mobilize the development of SaaS powered services Jul 2020 Business Transformation Aug 2019 Internal Reorganization May 2017 Incorporation of Ufin Ufin expands into sales of credit card installment products and other credit products 1Q 2020 Vertical Expansion Ufin begins deploying SaaS powered services and commercially launches its SaaS powered loan facilitation product 3Q 2018 Product Launch Sinowel, a licensed insurance agent nationwide, is founded, providing a foundation for Ufin’s development Oct 2013 Incorporation of Sinowel Ufin 8 PAGE Note : 1. CRM refers to customer relation management, UCC refers to unified communication and collaboration; DMP refers to data management pla tform SJ41 SJ42 SJ43 fl37 fl38 SW(1

Ufin : a Technology Platform providing Comprehensive Solutions to Sales Forces (Cont’d) Linking to Consumers Ufin generates consumer profiles, and recommends suitable products based on these profiles to best suit consumers’ needs Who is Buying? What is Being Sold? Who is Selling? How to Sell? Generation of Sales Pitch Scripts Ufin AI and big - data technology generates customized scripts for Users and Ufin SaaS tool kit provides back office support and compliance functionality Gathering & Screening Products Ufin originates potential orders with a high probability of conversion (“ Sales Tasks”) by matching sellable products with targeted consumers Recruiting Salesforce (“Users”) Ufin is able to recruit a large and flexible population of Users and empowers Users with SaaS tool kit Ufin addresses four fundamental functions in the sales process 9 PAGE

How Ufin Works: Data Technology Facilitates Targeted Sales Consumers Products Salesforce Sales Tasks Bank Data Insurance Data Purchase Data Live Conversation WeChat Conversation Browsing Data Consumer Profiling DMP (data management platform) intelligently processes consumer profiling. Leads Origination Lead scoring automatically using consumer profiles, to match the right products . Task Assignment Suggestion creates a match between a sales task and salesperson to follow up on right tasks at right time. Sales Revenue Conversion Rate Sales Conversion Data technology - powered targeted sales model boosts sales conversion rate and optimizes overall sales revenue. 10 PAGE

Company Highlights Potential for Rapid Adoption of Ufin Platform in Marketplace Large G rowth Potential for Ufin Experienced Management T eam with Proven T rack R ecord Platform powered by AI and Big D ata T echnology Enhancement to Conventional SaaS Model Rapidly Growing U ser B ase and High U ser S tickiness 11 PAGE

2.9 3.3 3.4 2.8 2.9 3.3 4.7 6.6 8.1 2009 2010 2011 2012 2013 2014 2015 2016 2017 No. of Registered Insurance Sales Professionals Source: 1. www.chyxx.com; 2. www.bg.qianzhan.com. 8.07 million 410 480 580 700 850 1,410 1,780 1,950 2,390 2,750 70 84 96 107 145 248 378 479 722 948 0 500 1000 1500 2000 2500 3000 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2010 - 2019 China's TSR Market (in thousands) 1 No. of TSRs No. of Outsoucing TSRs 2.75 million The number of telephone sales reps (TSRs) and insurance salesperson in China has been increasing robustly, which has created a substantial growth opportunity for Ufin Market Potential: Large and Continually Growing Sales Force (thousands) 2010 - 2019 China's TSR 1 2009 - 2017 Insurance Salespeople in China 2 (millions) CAGR: 14% 12 PAGE

134 154 189 244 312 299 325 22 29 41 69 74 92 101 87 103 113 116 143 152 183 0 100 200 300 400 500 600 700 2013 2014 2015 2016 2017 2018 2019 2013 - 2019 China's Insurance Premium (in billion USD) (2) Life Insurance Premium Health Insurance Premium Property and Accident Insurance Premium 1 3 17 62 626 1,396 2,655 0 100 200 300 400 500 600 700 800 900 1000 1100 1200 1300 1400 1500 1600 1700 1800 1900 2000 2100 2200 2300 2400 2500 2600 2700 2800 2900 3000 3100 3200 3300 3400 3500 3600 3700 3800 3900 4000 4100 4200 4300 4400 4500 4600 4700 4800 4900 5000 5100 5200 5300 5400 5500 5600 5700 5800 5900 6000 6100 6200 6300 6400 6500 6600 6700 6800 6900 7000 7100 7200 7300 7400 7500 7600 7700 7800 7900 8000 8100 8200 8300 8400 8500 8600 8700 8800 8900 9000 9100 9200 9300 9400 9500 9600 9700 9800 9900 10000 10100 10200 10300 10400 10500 10600 10700 10800 10900 11000 11100 11200 11300 11400 11500 11600 11700 11800 11900 12000 12100 12200 12300 12400 12500 12600 12700 12800 12900 13000 13100 13200 13300 13400 13500 13600 13700 13800 13900 14000 14100 14200 14300 14400 14500 14600 14700 14800 14900 15000 15100 15200 15300 15400 15500 15600 15700 15800 15900 16000 16100 16200 16300 16400 16500 16600 16700 16800 16900 17000 17100 17200 17300 17400 17500 17600 17700 17800 17900 18000 18100 18200 18300 18400 18500 18600 18700 18800 18900 19000 19100 19200 19300 19400 19500 19600 19700 19800 19900 20000 20100 20200 20300 20400 20500 20600 20700 20800 20900 21000 21100 21200 21300 21400 21500 21600 21700 21800 21900 22000 22100 22200 22300 22400 22500 22600 22700 22800 22900 23000 23100 23200 23300 23400 23500 23600 23700 23800 23900 24000 24100 24200 24300 24400 24500 24600 24700 24800 24900 25000 25100 25200 25300 25400 25500 25600 25700 25800 25900 26000 26100 26200 26300 26400 26500 26600 26700 26800 26900 27000 27100 27200 27300 27400 27500 27600 27700 27800 27900 28000 28100 28200 28300 28400 28500 28600 28700 28800 28900 29000 29100 29200 29300 29400 29500 29600 29700 29800 29900 30000 2013 2014 2015 2016 2017 2018E 2019E 2012 - 2021E Online Consumer Finance in China Market Size of Consumer Finance (in billion RMB) Market Potential: Tremendous Growth in Sellable Products 150 171 236 264 274 321 329 0 500 1000 1500 2000 2500 2013 2014 2015 2016 2017 2018 2019E China's Education and Training Market Size 609 2016 - 2019 CAGR: 12% 2016 - 2019 CAGR: 8% Source: 1. The People‘s Bank of China; 2. China Banking and Insurance Regulatory Commission; 3. iResearch ; 4. The Chinese Academy of Industry Economy Research 2013 - 2019E China’s Online Education and Training Market (in billion USD) (4) 2013 - 2019E Online Consumer Finance in China (in billion USD) (3) 2016 - 2019 CAGR: 249% 263 334 442 547 752 971 1,083 0 2000 4000 6000 8000 2013 2014 2015 2016 2017 2018 2019 2013 - 2019E Credit Balance of Credit Cards in China Credit Balance of Credit Cards (in trillion RMB) 2016 - 2019 CAGR: 26% 2013 - 2019 Credit Balance of Credit Cards in China (in billion USD) (1) 13 PAGE

Ufin is a Market Innovator that adopts a New Business Model

Enhancement to Conventional SaaS Model

Conventional SaaS Model

- × Strict customization requirements to large clients
- × High up-front implementation fee for small clients

Innovation →

Ufin —— A Strategic Partner to Users

Business Model

In addition to providing Sales Platform, Ufin offers Sales Tasks and Back Office Support [1] to motivate and facilitate Users

Revenue Model

Unlike conventional subscription-fee-based SaaS providers, Ufin employs a Revenue-Sharing Model that effectively positions Ufin as a partner to Users

User Loyalty

Due to the Sales Tasks and Back Office Support, Ufin's users have shown higher stickiness and loyalty

Relationship

With continuous Sales Task Feeds, and Tools, Ufin works with Users not as a service provider, but as a Partner

Management

With **Ufin's Technology**, a team leader can manage employees remotely and significantly **expand management's reach**

Notes:

1. Ufin enhances the conventional SaaS model by integrating an AI-powered knowledge base that generates sales pitch scripts and provides quality control ensuring regulatory compliance. Ufin effectively teaches users how to sell the products to pre-screened consumers.

PAGE 14

Reputable Partners: Ufin’s Platform Has Seen Potential for Rapid Adoption Source: The number of cardholders, registered users and active users are from corporate 2019 annual reports and public information. Notes: 1. Ufin cooperates and connects with merchants through direct approach and distributed channels; 2. The above lists only some of the merchants with which Ufin connects directly and indirectly. 670+ million | registered users 300+ million | registered users 362 + million | active users 3 million | annual student enrollment 101+ million | retail customers 57+ million | credit card holders 133+ million | credit card holders 52+ million | credit card holders Representative Consumer Data Monetization Partners Representative Product Sales Partners TAL ( Xueersi Online School) Waterdrop Insurance 15 PAGE fl39 fl40 fl41

Rapidly Growing User Base and High User Stickiness Insurance Consumer Finance Online Education The platform is designed to address the needs of all types of Users Oversight Life Event Skills Training Skills Training Increase production and stickiness by assigning high frequency & high margin sales tasks to Type A Users Provide opportunities to Type B Users, represent part - time workforce Provide oversight and monitoring to Type C Users Upgrade Type D Users to Type B Users by providing adequate training or to Type C users through increased oversight Revenue Producing Users (1) # of Revenue Producing Users Notes: 1. Revenue Producing U sers are defined as Users who have produced sales on Ufin platform during the most recent reporting period. 2. The drop in Jan and Feb 2020 is primarily attributable to th e Covid - 19 influence in China; the steep increase in Mar 2020 is primarily attributable to the booming of online education sales . 4,348 3,740 3,507 3,941 5,415 5,633 4,440 4,544 8,274 7,009 6,590 6,302 7,332 8,485 10,359 0 2,000 4,000 6,000 8,000 10,000 12,000 16 PAGE

AI and Big Data Technology Empowering the Platform

Intelligent Knowledge Base

- Base on AI technologies such as **natural language processing (NLP), knowledge graph, big data mining and deep learning**
- Optimize knowledge management and improves the efficiency of knowledge use


Front Desk Application
Intermediary Function
Data Analysis
Data Base Foundation
Intelligent Knowledge Base

Intelligent Call Center System

- Integrate various functions including intelligent dialogue, voice recognition, voice synthesis, salesforce automatic transfer, task management, artificial conversation guidance, etc.


Target Customer
Call up
Hang up
Answer
Call Out System
Conversation System
Sales force
Open speech
Find appeal



Intelligent Marketing System

- Use big data technology to analyze customer interactions under various scenarios and generates accurate customer profile
- Recommend suitable products based on customer characteristics to improve success rate and efficiency


Target Customer
Age 20-30
White-collar
Male
Frequent overtime
Output to sales force
√ Insensible to service charge
√ Stable job
√ Safe repayment record
√ Rcmd 1: Product A, fee range X%......
√ Rcmd 2: Product B, fee range X%......

Risk Control System

- Focuse on risk control and credit risk scoring capabilities in consumer finance scenarios
- **Score the borrower's risk and provides quantifiable risk profile to lenders**

√ Enrollment numbers
√ Graduation rate
√ Student attendance
√ Employability of graduates
√ ......

Score Card For Risk Control

PAGE 17

Experienced Management Team with Proven Track Record



LIU Yingkui

Founder and Chairman

- 20 years of experience in providing IT solutions and operational management services for insurance, commercial banks and mutual funds
- Previously, founded of Beijing Sinowel Information Technology Co., Ltd ("Sinowel Info"), one of the largest financial service providers covering majority of the prestigious banks and insurance companies in China; acquired by ZJBC Info Tech Co., Ltd (000889.SZ) in 2018



MAO Hua

Co-founder and CEO

- 20 years of experience in cyber product innovation and development
- Previously, founder of MyApp (Hangzhou Mole Software Co., Ltd.), a company with over 10 billion downloads generating more than 12 billion RMB of revenue. Acquired by Tencent in 2011
- Previously, VP of Tencent Cloud, in charge of Industrial Cloud, AI Voice, and QQ IOT



WANG Qiang

Co-founder and CFO

- 20 years of experience in corporate finance including 12 years financial management experiences for large corporations
- Previously, CFO and executive director of AliHealth (HK0241), leading AliHealth to grow from US$4 billion to US$34 billion in market cap
- Former vice president and CFO of Intime Retail (HK1833)



FU Shaoyong

Co-founder and CTO

- 20+ years of experience in software development and project management
- Previously, Co-founder and CTO of Sinowel Info
- Engaged in the draft of *Component-based Software Development Environment* of the *National Ninth Five-Year Plan Project*



ZHAO Dachuan

VP and GM of AI & Data Tech

- 20+ years of experience in software engineering. Intensive R&D experience in AI algorithms, network databases and other related fields.
- Previously, vice general manager of consumer electronics product division at Beijing Goertek Technology Co., Ltd.
- Former a technical director at Samsung Communication Technology Research Co., Ltd.

PAGE 18

3. Financial Summary

Historical Financials and Projections (USD in '000 except percentages) Quarter 2020Q1 2020Q2 2020Q3 2020Q4 2021Q1 2021Q2 2021Q3 2021Q4 2022Q1 2022Q2 Revenue - Producing Users 8,352 6,340 11,510 17,680 22,660 36,400 55,684 85,779 135,838 219,933 Estimated Market Share 0.1% 0.1% 0.1% 0.2% 0.2% 0.4% 0.6% 0.9% 1.4% 2.2% Revenue Revenue 847 1,469 2,778 5,716 7,676 16,779 25,523 39,503 72,017 114,280 Growth Rate % 73% 89% 106% 34% 119% 52% 55% 82% 59% Cost of Sales 95 116 226 447 754 1,990 3,458 6,317 10,961 16,120 Gross Profit 752 1,353 2,552 5,269 6,922 14,788 22,065 33,186 61,056 98,160 Expenses Sales & Marketing 437 669 1,116 2,243 8,189 12,331 20,860 30,840 54,581 67,083 % of Sales 52% 46% 40% 39% 107% 73% 82% 78% 76% 59% Research & Development 190 211 614 1,489 2,511 3,871 5,278 7,136 9,887 13,528 G&A 149 206 428 857 1,151 2,517 3,828 5,925 10,803 17,142 Total Expenses 776 1,086 2,158 4,590 11,851 18,719 29,967 43,902 75,270 97,753 Operating Income (24) 266 394 679 (4,929) (3,930) (7,902) (10,716) (14,214) 407 Notes: 1. Numbers as of 6/30/2020 are actual (as demonstrated in Audit Report) except Sales & Marketing expenses, which are prorated . 2. Year 2021 and 2022 projections are backed by monthly detailed forecasts. 20 PAGE

$1 $1 $3 $6 $8 $17 $26 $40 $72 $114 $53 $88 $128 $128 $125 $178 $179 $182 $203 $191 - 50 100 150 200 250 $0 $20 $40 $60 $80 $100 $120 1Q 2020 2Q 2020 3Q 2020 4Q 2020 1Q 2021 2Q 2021 3Q 2021 4Q 2021 1Q 2022 2Q 2022 Thousands Revenue "Users" Revenue per Productive User per Month Two primary drivers for Ufin’s revenue growth are Number of Users and User Productivity ( i.e. per User revenue contribution). I ncrease in BOTH drivers will accelerate revenue growth. Quarterly Revenue, No. of Users and Contribution per User per Month (1) Revenue Growth Drivers: User Numbers and User Productivity Quarterly Revenue (US$ in millions) # of Users (thousands) & Contribution per User (US$) Notes: 1. Indicates contribution per user per month for the last month of the quarter. 21 PAGE

Revenue Projection Drivers: User Numbers • Launch aggressive marketing campaigns targeting 150 , 000 + new users per year after solidifying market position with a critical mass of users User Base Expansion Small Business Targeting Referral Program General Marketing Campaigns • Actively collaborate with key partner (1) to reach out to more users • Attract new users in batches by targeting a list of pre - identified small businesses (2) • Establish a referral program and leverage social media to encourage existing users to refer family, friends and colleagues These combined measures will allow Ufin to attain critical mass and enable the platform to continuously attract new users 1 2 3 4 Quarter Ending 12/31/2020 3/31/2021 6/30/2021 9/30/2021 12/31/2021 3/31/2022 6/30/2022 Revenue Producing U sers (3) 17,680 22,660 36,400 55,684 85,779 135,838 219,933 As a % of Total Users 91% 92% 86% 87% 86% 85% 93% Average Revenue Contribution per User per Month $128 $125 $178 $179 $182 $203 $191 Notes: (1) Key Partner refers to Sinowel Information Technology, a wholly owned subsidiary of ZIBC Information Technology (SZ: 000889), one of the major call center o pe rators in China. (2) Ufin has identified many call center operators (there are 500 in Jiangsu Province alone) and has started recruiting them onto the pl atform. (3) “Revenue Producing Users” represent u sers that use Ufin SaaS platform to conduct sales tasks. 22 PAGE

Revenue Projection Drivers:

User Productivity

- Typical sales representatives in China, depending on location, earn from US$1,143 to US$2,143 per month [1]
- The projected Ufin user productivity as of the end of FY2022 is US$95 per month, which represents 4.4% to 8.3% of Users' monthly income
- Ufin expects user productivity to rise as users increase familiarity with the platform. One of Ufin's partners has reported an increase in average sales conversation rates of approximately 20% through the usage of Ufin's platform.
- Under the downside scenario where both User Numbers and User Productivity drop by 10%, Ufin is still projected to reach US$200 million in revenue by FY2022


FY 2022 Revenue Sensitivity Analysis
(USD$ in millions)
$320
300
280
260
240
220
200
180
Optimistic Case
$304M
$251M
Base Case
Worst Case
$203M
-10%
- 5%
Base Case
+ 5%
+10%
Number of Users
User Productivity
"-10%"
"- 5%"
"Base Case"
"+ 5%"
"+10%"

Note:
(1) Estimate of $1,143 USD per month: In a "Tier 4" city in central China, the average cost of a salesperson is 470 RMB/seat/day, of which 400 RMB is paid to the salesperson. Assuming 20 working days per month, that results in 8,000 RMB/month, which is roughly $1,143 USD at an exchange rate 7 RMB to $1 USD. Estimate of $2,143 USD per month: In a "Tier 1" city in central China, the average cost of a salesperson is 880 RMB/seat/day, of which 750 RMB is paid to the salesperson. Assuming 20 working days per month, that results in 15,000 RMB/month, which is roughly $2,143 USD at an exchange rate 7 RMB to $1 USD.

PAGE 23

$1 $4 $30 $215 94% 93% 90% 85% 0% 25% 50% 75% 100% $0 $50 $100 $150 $200 $250 $300 2019 2020 2021E 2022E Gross Margin Maintained at above 85% Gross Margin Projection (millions) (1) (1) Notes: (1) Gross margin indicates combined gross margin of loan facilitation and digital sales platform/APP only and does not inclu de insurance agency business for comparison purposes. Ufin divested insurance agency business in July 2017. 24 PAGE

Comparable Platforms Source: (1) Meituan Corporate Social Responsibility Report of 2019; (2) https://www.ridester.com/how - many - uber - drivers - are - there/#1 (3). https://www.scmp.com/tech/start - ups/article/2181542/didi - numbers - ride - hailing - firm - covered - more - miles - 2018 - 5 - earth (4). https://www.businessofapps.com/data/lyft - statistics/#2 3.99 million (1) >31 million (3) #1 e - commerce platform for services in China Active workers for food delivery in 2019 #1 car - hailing service platform in China Active drivers as of Q4 2018 Meituan , Didi, Uber and Lyft each represents workforce sizes that number in the millions. 3.9 million (2) 2 million (4) One of the top global car - hailing service platform Active drivers as of Q4 2018 One of the top global car - hailing service platforms Active drivers as of Q3 2019 25 PAGE

Valuation Benchmarking

Comparable Company	Ticker	Country	Business Description / Products & Services	Market Cap (USD)	Enterprise Value (USD)	LTM Gross Margin	Revenue 2020E	Revenue 2021E	Projected Revenue Growth	EV / Revenue 2020E	EV / Revenue 2021E
				USD in millions							
Goosehead Insurance, Inc	NASDAQ: GSHD	United States	Independent insurance agency distributing personal lines products and services in the U.S. Underwrites personal lines and small commercial lines for approx. 80 insurance companies. Product offerings include homeowner's insurance, auto insurance, commercial lines, life insurance, and other personal and specialty lines.	1,864.1	1,874.0	-	109.1	143.8	31.8%	17.2x	13.0x
Guidewire Software Inc	NYSE: GWRE	United States	Provider of software products for property and casualty (P&C) insurers. Its software serves as a technology platform that encompasses three components: (1) core transaction processing, (2) data management and analytics, and (3) digital engagement. Core insurance operations include underwriting and policy administration, claim management and billing, service and claims experiences for policyholders, agents, and other key stakeholders.	8,679.7	7,639.0	53%	742.3	730.5	-1.6%	10.3x	10.5x
HubSpot, Inc.	NYSE: HUBS	United States	Provider of cloud-based marketing and sales software platform. Software platform features integrated applications to help businesses attract vistors to their websites, convert visitors into leads, close leads into customers, and encourage customers to promoters of those businesses. Offers professional services to educate and train customers on how to leverage its software platform and inbound marketing methodlogy to transfer how their business attracts and engages customers.	14,090.2	13,678.9	81%	831.3	1,000.0	20.3%	16.5x	13.7x
KE Holdings Inc	NYSE: BEKE	China	China-based provider of housing transactions and related services through proprietary platform called "Beike." Business include existing home transaction services, new home transaction services, and other services such as home renovation services and financial services. Owns brand "Lianjia," which operates its real estate brokerage business.	85,417.8	83,107.4	24%	9,693.8	12,824.2	32.3%	8.6x	6.5x
salesforce.com, inc.	NYSE: CRM	United States	Leading provider of enterprise software. Supplies CRM service to businesses worldwide, providing a technology platform for customers and developers to build and run business applications.	227,200.0	225,200.0	75%	17,100.0	20,800.0	21.6%	13.2x	10.8x
Workday	NASDAQ: WDAY	United States	Provider of enterprise cloud applications for finance and human resources. Delivers financial management, human capital management, and analytics applications designed for companies, educational institutions, and government agencies. Provides embedded analytics that capture the content and context of everyday business events, facilitating informed decision-making from wherever users are working.	52,376.9	51,752.7	71%	3,627.2	4,262.2	17.5%	14.3x	12.1x
Zendesk	NYSE: ZEN	United States	Software development company with products designed to help organizations understand and manage customer relationships. Products share a common interface and are developed to support a shared services infrastructure and common customer data platform. Offers a developer platform that allows organizations to customize experience for their employees and customers.	12,553.7	12,285.9	73%	1,012.7	1,259.0	24.3%	12.1x	9.8x
Comp Set Median										13.2x	10.8x

Source: S&P Capital IQ as of 11/17/2020

PAGE 26

4. Risks & Mitigants

Potential Risks and Mitigants Market Risk • Innovative business model and advanced technology along with long - term relationships with key partners have provided first - mover advantage and early adoption Regulatory Risk • Ufin will rely on prominent legal and compliance professionals and observe all regulatory frameworks. The Company believes it will have the opportunity to receive governmental support once it demonstrates its capability in supporting flexible staffing needs. Ufin believes that it is currently in compliance with all applicable regulations pertaining to its business. Technology Risk • Core technology is based on proven architecture seasoned with three years of solid operations. Continued selective investment in technology and development will protect Ufin’s market share Operating Risk • Experienced operating team will facilitate smooth execution of all aspects of Ufin’s strategy Financial Risk • Product development to - date supports Ufin’s strategy for the next two years • Further capital expenditures to be evaluated based on growth initiatives Potential Risks How We Are Mitigating These Risks 28 PAGE

Due Diligence Due Diligence As described in detail in pages 63 - 70 of the Schedule 14A proxy filing, the management team of East Stone has conducted rigoro us due diligence on Ufin prior to and since entering into the business combination agreement. East Stone and Ufin have collectively assembled and engaged a strong team of U.S. - based and local professionals to conduct due diligence and structure the transaction. Auditor: Friedman LLP Legal: • East Stone legal counsel: Ellenoff Grossman & Schole LLP • East Stone legal due diligence on Ufin : JunHe LLP • Ufin outside counsel: Loeb & Loeb LLP • Ufin outside counsel: Jingtian & Gongcheng Financial Analysis: • PKF China, an international audit and consulting firm to assess Ufin’s financial projections 29 PAGE

UFin Business Model: Enhancement to Traditional SaaS model UFin Platform Revenue Model Revenue sharing Subscription fee Business Pattern SaaS SaaS + Sales Tasks + Back Office Support 1 User Loyalty Only until the next better tool emerges Stickiness due to Sales Tasks & Support Development Focus Sharpening tools Assuring Continuous Sales Task Feeds, and sharpening tools Relationship with User Service provider Partnership Traditional SaaS Platform (Subscription Fee - Based) Notes: 1. UFIN enhances the traditional SaaS model by integrating an AI - powered knowledge base that generates sales pitch scri pts and provides quality control ensuring regulatory compliance. UFIN effectively teaches users how to sell the products to pre - screened consumers. 31 PAGE

Ufin’s Business Model – To Users: A Turn - key Tool Kit Plus Sales Tasks Shovels Sales Tasks Ufin Platform Gold Miners Gold Mine Users Gold Sales Conversion Just as a gold miner is able to start digging for gold once a shovel is put in his hand... ...a Ufin user is ready to initiate sales calls and close deals once enrolled onto the platform. Similar to gold mining, Ufin equips users with a standardized sales process. 32 PAGE

Ufin’s Business Model – To Task Providers: Technology - driven Screening and Refining U1 U100 Ufin Platform Ufin offers an easy - to - implement consumer data monetization process with rapid scalability U2 U3 U10 … ……………… Ufin’s Platform replaces the conventional call center function by aggregating Users (U1 through U100) on its platform, allowing for se amless and rapid scalability. Salespeople ( Ufin “Users”) Seller (“Task Provider”) (1) Processing consumer data (2) Matching products with consumer tasks (i.e. creation of “Sales Tasks”) (3) Contractor selection (4) Quality control Call Center 2 Call Center 3 Call Center 1 33 PAGE fl44

Ufin Matches Salespeople with Most Suitable Products Insurance Brokers & Salespeople Insurance Salespeople, 4s & Garages Telephone Sales Representatives (TSRs) Life Insurance & Health Insurance Automobile Insurance Online Life Insurance & Health Insurance Insurance (online & offline) Platform Users Products TSRs Vocational Training Institutions Credit Card Installment Plans Vocational Education Personal Loans Personal Loan Facilitation Platform Users Products Call Centers and Individual TSRs K12 Private Tutorials Education & Others Platform Users Products 34 PAGE

Cutting - Edge Interactive Knowledge Base Powered by AI Voice Recognition Real - time VOICE RECOGNITION AND SCRUTINIZATION supported by Ufin NLP technology specialized in insurance and personal lending System REGULARLY ITERATES to improve the accuracy of responses to real - time conversation with end consumers. SEARCH ENGINE supported by knowledge base Automatic EXPERT RECOMMENDATION to sales based on real - time conversations with customers 35 PAGE

Ufin Market Potential Not Limited to China 36 PAGE While Ufin’s current focus is the China market, there are no geographic limits to the adoption of the Ufin platform over the long term.